EXECUTION COPY



                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                           AGILENT TECHNOLOGIES, INC.,


                             TAHOE ACQUISITION CORP.


                                       AND


                       OBJECTIVE SYSTEMS INTEGRATORS, INC.


                                TABLE OF CONTENTS



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                                                                                                               PAGE
ARTICLE I THE OFFER...................................................................................................1

         1.1      The Offer...........................................................................................1
         1.2      Company Actions.....................................................................................3
         1.3      Boards of Directors and Committees; Section 14(f) of Exchange Act...................................5

ARTICLE II THE MERGER.................................................................................................6

         2.1      The Merger..........................................................................................6
         2.2      Effective Time; Closing.............................................................................6
         2.3      Effect of the Merger................................................................................7
         2.4      Certificate of Incorporation; Bylaws................................................................7
         2.5      Directors and Officers..............................................................................7
         2.6      Effect on Capital Stock.............................................................................7
         2.7      Surrender of Certificates...........................................................................8
         2.8      No Further Ownership Rights in Company Common Stock.................................................9
         2.9      Lost, Stolen or Destroyed Certificates..............................................................9
         2.10     Dissenters' Rights..................................................................................9
         2.11     Taking of Necessary Action; Further Action.........................................................10

ARTICLE III REPRESENTATIONS AND WARRANTIES OF COMPANY................................................................10

         3.1      Organization and Qualification; Subsidiaries.......................................................10
         3.2      Certificate of Incorporation and Bylaws............................................................11
         3.3      Capitalization.....................................................................................11
         3.4      Authority Relative to this Agreement...............................................................13
         3.5      No Conflict; Required Filings and Consents.........................................................13
         3.6      Compliance; Permits................................................................................14
         3.7      SEC Filings; Financial Statements..................................................................15
         3.8      No Undisclosed Liabilities.........................................................................16
         3.9      Absence of Certain Changes or Events...............................................................16
         3.10     Absence of Litigation..............................................................................17
         3.11     Employee Matters and Benefit Plans.................................................................17
         3.12     Proxy Statement....................................................................................22
         3.13     Restrictions on Business Activities................................................................23
         3.14     Title to Property..................................................................................23
         3.15     Taxes..............................................................................................24
         3.16     Brokers............................................................................................25
         3.17     Intellectual Property..............................................................................26
         3.18     Agreements, Contracts and Commitments..............................................................27
         3.19     Opinion of Financial Advisor.......................................................................28
         3.20     Insurance..........................................................................................28
         3.21     State Takeover Statutes............................................................................29

                                                             -i-


         3.22     Application of California Statute..................................................................29

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...................................................29

         4.1      Organization and Qualification; Subsidiaries.......................................................29
         4.2      Certificate of Incorporation and Bylaws............................................................30
         4.3      Authority Relative to this Agreement...............................................................30
         4.4      No Conflict; Required Filings and Consents.........................................................30
         4.5      Funds..............................................................................................31
         4.6      Share Ownership....................................................................................31
         4.7      Ownership of Merger Sub; No Prior Activities.......................................................31
         4.8      Brokers or Finders.................................................................................32

ARTICLE V CONDUCT PRIOR TO THE EFFECTIVE TIME........................................................................32

         5.1      Conduct of Business by Company.....................................................................32

ARTICLE VI ADDITIONAL AGREEMENTS.....................................................................................35

         6.1      Proxy Statement....................................................................................35
         6.2      Stockholder Meetings...............................................................................36
         6.3      Confidentiality; Access to Information.............................................................36
         6.4      No Solicitation....................................................................................36
         6.5      Public Disclosure..................................................................................38
         6.6      Commercially Reasonable Efforts; Notification......................................................39
         6.7      Third Party Consents...............................................................................40
         6.8      Stock Options and Employee Benefits................................................................40
         6.9      Adjustments to Exchange Ratio......................................................................41
         6.10     [Intentionally omitted.............................................................................41
         6.11     Indemnification....................................................................................42
         6.12     Regulatory Filings; Reasonable Efforts.............................................................43

ARTICLE VII CONDITIONS TO THE MERGER.................................................................................43

         7.1      Conditions.........................................................................................43

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER.......................................................................43

         8.1      Termination........................................................................................43
         8.2      Notice of Termination; Effect of Termination.......................................................45
         8.3      Fees and Expenses..................................................................................45
         8.4      Amendment..........................................................................................46
         8.5      Extension; Waiver..................................................................................47

ARTICLE IX GENERAL PROVISIONS........................................................................................47

         9.1      Non-Survival of Representations and Warranties.....................................................47
         9.2      Notices............................................................................................47
         9.3      Interpretation; Knowledge..........................................................................48
         9.4      Counterparts.......................................................................................49
         9.5      Entire Agreement; Third Party Beneficiaries........................................................49
         9.6      Severability.......................................................................................50
         9.7      Other Remedies; Specific Performance...............................................................50
         9.8      Governing Law......................................................................................50
         9.9      Rules of Construction..............................................................................50
         9.10     Assignment.........................................................................................51
         9.11     WAIVER OF JURY TRIAL...............................................................................51

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                                                             -iii-

                                INDEX OF EXHIBITS

         Exhibit A        Form of Company Tender and Voting Agreement

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER is made and entered into as of November 24, 2000, by and among Agilent Technologies, Inc., a Delaware corporation ("PARENT"), Tahoe Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and Objective Systems Integrators, Inc., a Delaware corporation (the "COMPANY" or "COMPANY").

                                    RECITALS

         A. The Boards of Directors of the Company, Parent and Merger Sub have each (i) determined that the Merger (as defined in Section 2.1) is advisable and fair and in the best interests of their respective stockholders and (ii) approved the Merger upon the terms and subject to the conditions set forth in this Agreement; B. In furtherance thereof, it is proposed that Merger Sub shall, as promptly as practicable, commence a tender offer (the "OFFER") to acquire all of the outstanding shares (the "SHARES") of Company Common Stock (as defined in Section 2.6), at a price of Seventeen Dollars and Seventy Five Cents ($17.75) per Share, net to the seller in cash (such amount, or any greater amount per share paid pursuant to the Offer, being hereinafter referred to as the "OFFER PRICE"), in accordance with the terms and subject to the conditions provided herein; and C. Concurrently with the execution of this Agreement, as a condition and inducement to Parent's willingness to enter into this Agreement, certain affiliates of Company are entering into Tender and Voting Agreements in substantially the form attached hereto as Exhibit A (the "COMPANY TENDER AND VOTING AGREEMENTS").

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Merger Sub hereby agree as follows:

                                    ARTICLE I

                                    THE OFFER

         1.1  The Offer.

         (a) Provided that this Agreement shall not have been terminated and subject to the terms hereof, as promptly as practicable, but in no event later than ten business days after the date hereof, Merger Sub shall (and Parent shall cause Merger Sub to) commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), the Offer for any and all of the Shares, at the Offer Price. The obligation of Merger Sub to accept for payment and to pay for any Shares tendered (and the obligation of Parent to cause Merger Sub to accept for payment and to pay for any Shares tendered) shall be subject only to (i) the condition that each of (A) a majority of Shares on a fully-diluted basis (including for purposes of such calculation all Shares issuable upon exercise of all vested Company Stock Options (as defined in Section 6.8(a)) and unvested Company Stock Options that vest prior to the End Date (as defined in Section 8.1, but excluding any Shares held by the Company or any of its subsidiaries) and (B) a majority of those Shares not held by persons who have executed Company Tender and Voting Agreements be validly tendered (but excluding any Shares held by Parent, Merger Sub or their respective affiliates) (collectively, the "MINIMUM CONDITION"), and (ii) the other conditions set forth in Annex A. Merger Sub expressly reserves the right to increase the Offer Price or to make any other changes in the terms and conditions of the Offer; provided, however, that unless previously approved by the Company in writing, no change may be made that (i) decreases the Offer Price, (ii) changes the form of consideration to be paid in the Offer, (iii) reduces the maximum number of Shares to be purchased in the Offer, (iv) imposes any other conditions to the Offer or amends the conditions set forth in Annex A to broaden the scope of such conditions, (v) extends the Offer except as provided in Section 1.1(b), (vi) amends or waives the Minimum Condition or (vii) amends any other terms of the Offer in a manner adverse to the holders of the Shares. It is agreed that the conditions set forth in Annex A are for the sole benefit of Parent and Merger Sub and may be waived by Parent and Merger Sub, in whole or in part at any time and from time to time, in their sole discretion, other than the Minimum Condition, as to which prior written Company approval is required. The failure by Parent and Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time. The Company agrees that no Shares held by the Company or any of its subsidiaries will be tendered in the Offer.

         (b) Subject to the terms and conditions thereof, the Offer shall expire at midnight, New York Time, on the date that is twenty (20) business days after the date the Offer is commenced; provided, however, that without the consent of the Company's Board of Directors (the "COMPANY BOARD"), Merger Sub may (i) from time to time extend the Offer, if at the scheduled expiration date of the Offer any of the conditions to the Offer shall not have been satisfied or waived, until such time as such conditions are satisfied or waived; (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer; (iii) if the number of Shares tendered pursuant to the Offer is less than 90% of the outstanding Shares but at least 80% of the outstanding Shares, extend the Offer for any reason on one or more occasions for an aggregate period of not more than ten (10) business days beyond the latest expiration date that would otherwise be permitted under clause (i) or (ii) of this sentence if on such expiration date there shall not have been tendered (and not properly withdrawn) at least 90% of the outstanding Shares; or (iv) include a subsequent offering period (as such term is defined in Rule 14d-1 under the Exchange Act) to the Offer for a period up to twenty (20) business days. Parent and Merger Sub agree that, if any one or more of the conditions to the Offer set forth on Annex A are not satisfied and none of the events set forth in paragraphs (b), (d), (e) or (h) of Annex A that would permit Merger Sub not to accept tendered Shares for payment has occurred and is continuing at the time of any scheduled expiration date of the Offer, then, provided that such conditions are reasonably capable of being satisfied in Parent and Merger Sub's reasonable judgment, Merger Sub shall, at the request of the Company, extend the Offer from time to time unless any such condition is no longer reasonably capable of being satisfied or any such event has occurred; provided, however, that in no event shall Merger Sub be required to extend the Offer beyond January 31, 2001. Subject to the terms and conditions of the Offer and this Agreement, Merger Sub shall (and Parent shall cause Merger Sub to) accept for payment, and pay for, all Shares validly tendered and not withdrawn pursuant to the Offer that Merger Sub becomes obligated to accept for payment and pay for pursuant to the Offer, as promptly as practicable after the expiration of the Offer.

         (c) As soon as practicable on the date the Offer is commenced, Parent and Merger Sub shall file with the SEC a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, and including all exhibits thereto, the "SCHEDULE TO") with respect to the Offer. The Schedule TO shall contain as an exhibit or incorporate by reference the Offer to Purchase (or portions thereof) and forms of the related letter of transmittal and summary advertisement. Parent and Merger Sub agree that they shall cause the Schedule TO, the Offer to Purchase and all amendments or supplements thereto (which together constitute the "OFFER DOCUMENTS") to comply in all material respects with the Exchange Act and the rules and regulations thereunder and other Legal Requirements (as defined in Section 3.3). Parent and Merger Sub further agree that the Offer Documents, on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Parent or Merger Sub with respect to information supplied by the Company or any of its stockholders in writing specifically for inclusion or incorporation by reference in the Offer Documents. The Company agrees that the information provided by the Company in writing specifically for inclusion or incorporation by reference in the Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent, Merger Sub and the Company agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and Parent and Merger Sub further agree to take all steps necessary to cause the Schedule TO as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given reasonable opportunity to review and comment on the Offer Documents prior to the filing thereof with the SEC. Parent and Merger Sub agree to provide in writing to the Company and its counsel with any comments Parent, Merger Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after receipt of such comments.

         1.2 Company Actions.

         (a) The Company hereby approves of and consents to the Offer and represents that the Company Board, at a meeting duly called and held, has, subject to the terms and conditions set forth herein, (i) after evaluating the Merger, determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, taken together, are at a price and on terms that are fair to and in the best interests of the Company and its stockholders; (ii) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, in all respects; and
(iii) resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares thereunder to Merger Sub and approve and adopt this Agreement and the Merger, in each case, subject to the right of the Company Board to withhold, withdraw, amend or modify its recommendation and to recommend a Superior Proposal in accordance with the terms of Section 6.4. To the extent that such recommendation is not so withheld, withdrawn, amended or modified, the Company consents to the inclusion of such recommendation and approval in the Offer Documents.

         (b) The Company shall file with the SEC, concurrently with the filing of the Schedule TO, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, and including all exhibits thereto, the "SCHEDULE 14D-9") containing the recommendations described in and subject to Section 1.2(a) and shall cause the Schedule 14D-9 to be mailed to the stockholders of the Company, together with the Offer Documents, promptly after the commencement of the Offer. The Company agrees that it shall cause the
Schedule 14D-9 to comply in all material respects with the Exchange Act and the rules and regulations thereunder and other Legal Requirements. The Company further agrees that the Schedule 14D-9, on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to information supplied by Parent or Merger Sub in writing specifically for inclusion or incorporation by reference in the Schedule 14D-9. Parent and Merger Sub agree that the information provided by them specifically in writing for inclusion or incorporation by reference in the Schedule 14D-9 shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Company, Parent and Merger Sub agrees promptly to correct any information provided by it for use in the Schedule 14D-9 or the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and be disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given reasonable opportunity to review and comment on the Schedule 14D-9 prior to the filing thereof with the SEC. The Company agrees to provide in writing to Parent and its counsel any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt of such comments.

         (c) In connection with the Offer, the Company shall, or shall cause its transfer agent, promptly following a request by Parent, to furnish Parent with such information, including updated lists of the stockholders of the Company, mailing labels and updated lists of security positions, and such assistance as Parent or its agents may reasonably request in communicating the Offer to the record and beneficial holders of Shares. Subject to any Legal Requirements, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and Merger Sub and their agents shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, will deliver, and will use their reasonable efforts to cause their agents to deliver, to the Company all copies and any extracts or summaries from such information then in their possession or control.

         (d) Solely in connection with the tender and purchase of Shares pursuant to the Offer and the consummation of the Merger, the Company hereby waives any and all rights of first refusal it may have with respect to Shares owned by, or issuable to, any person, other than rights to repurchase unvested shares, if any, that may be held by persons pursuant to the grant of restricted stock purchase rights or following exercise of employee stock options.

         1.3 Boards of Directors and Committees; Section 14(f) of Exchange Act.

         (a) Promptly upon the purchase by Merger Sub of Shares pursuant to the Offer and from time to time thereafter, if the Minimum Condition has been met, and subject to the second to last sentence of this Section 1.3(a), Parent shall be entitled to designate up to such number of directors, rounded up to the next whole number, on the Company Board as will give Parent representation on the Company Board equal to the product of the number of directors on the Company Board (giving effect to any increase in the number of directors pursuant to this Section 1.3) and the percentage that such number of Shares so purchased bears to the total number of outstanding Shares, and the Company shall use its best efforts to, upon request by Parent, promptly, at the Company's election, either increase the size of the Company Board or secure the resignation of such number of directors as is necessary to enable Parent's designees to be elected to the Company Board and to cause Parent's designees to be so elected. At such times, and subject to the second to last sentence of this Section 1.3(a), the Company shall use its best efforts to cause the individuals designated by Parent to constitute the same percentage as is on the Company Board of (i) each committee of the Company Board, (ii) each board of directors of each subsidiary of the Company (subject to Legal Requirements and except to the extent described in Section 1.3(a) of the Company Disclosure Schedule) and (iii) each committee of each such board of directors. Notwithstanding the foregoing, the Company shall use its best efforts to ensure that two of the members of the Company Board as of the date hereof (the "CONTINUING DIRECTORS") shall remain members of such Board until the Effective Time. If a Continuing Director resigns from the Company Board, Parent, Merger Sub and the Company shall permit the remaining Continuing Director or Directors to appoint the resigning Director's successor who shall be deemed to be a Continuing Director.

         (b) The Company's obligation to appoint designees to the Company Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all action required pursuant to such Section and Rule in order to fulfill its obligations under this Section 1.3 and shall include in the
Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under such Section and Rule in order to fulfill its obligations under this Section 1.3. Parent shall supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by such Section and Rule.

         (c) Following the date of the election or appointment of Parent's designees to the Company Board pursuant to this Section 1.3 and prior to the Effective Time (the "APPOINTMENT DATE"), if there shall be any Continuing Directors, any amendment of this Agreement, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Merger Sub or any waiver of any of the Company's rights hereunder or any other determination with respect to any action to be taken or not to be taken by the Company relating to this Agreement, will require the concurrence of a majority of such Continuing Directors.

                                   ARTICLE II

                                   THE MERGER

         2.1 The Merger.

         At the Effective Time (as defined in Section 2.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into Company (the "MERGER"), the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation. Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

         2.2 Effective Time; Closing.

         Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing this Agreement with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the "MERGER DOCUMENTS") (the time of such filing, or such later time as may be agreed in writing by Company and Parent and specified in the Merger Documents, being the "EFFECTIVE TIME") as soon as practicable on or after the Closing Date (as herein defined). Unless the context otherwise requires, the term "AGREEMENT" as used herein refers collectively to this Agreement and Plan of Reorganization and the Certificate of Merger. The closing of the Merger (the "CLOSING") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in
Article VII, or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE").

         2.3 Effect of the Merger.

         At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         2.4 Certificate of Incorporation; Bylaws.

         (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation; provided, however, that at the Effective Time the Certificate of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "Objective Systems Integrators, Inc."

         (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

         2.5 Directors and Officers.

         The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly appointed.

         2.6 Effect on Capital Stock.

         Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Company, or the holders of any of the following securities, the following shall occur:

         (a) Conversion of Company Common Stock. Each share of Common Stock, $0.001 par value per share, of Company (the "COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than shares owned by Parent, Merger Sub or any other subsidiary of Parent or shares which are held by shareholders exercising dissenters' rights pursuant to Section 262 of the DGCL ("DISSENTING SHARES") will be canceled and extinguished and automatically converted into the right to receive cash in the amount of the Offer Price upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 2.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 2.9). Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

         (b) Cancellation of Parent-Owned Stock. Each share of Company Common Stock held by Company or owned by Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of Company or of Parent immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

         (c) Stock Options; Employee Stock Purchase Plans. At the Effective Time, all options to purchase Company Common Stock then outstanding under Company's Stock Option Plan, 1994 Stock Option Plan, as amended and 1995 Director Stock Option Plan or other compensatory option plans or agreements, including option plans or agreements assumed by the Company pursuant to a merger or acquisition (the "COMPANY OPTION PLANS") shall be substituted by Parent in accordance with Section 6.8 hereof. Purchase rights outstanding under Company's 1995 Employee Stock Purchase Plan (the "ESPP") shall be treated as set forth in
Section 6.8.

         2.7 Surrender of Certificates.

         (a) Payment Agent. Parent shall select a bank or trust company reasonably acceptable to Company to act as the exchange agent (the "PAYMENT AGENT") in the Merger.

         (b) Parent to Provide Cash. Promptly after the Effective Time, Parent shall make available to the Payment Agent, for exchange in accordance with this
Article II, the cash issuable pursuant to Section 2.6 in exchange for outstanding shares of Company Common Stock.

         (c) Exchange Procedures. Promptly after the Effective Time, Parent shall cause the Payment Agent to mail to each holder of record (as of the Effective Time) a certificate or certificates (the "CERTIFICATES"), which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Payment Agent, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for cash. Upon surrender of Certificates for cancellation to the Payment Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor the cash payment, and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, to evidence only the right to receive the cash payment.

         (d) Transfers of Ownership. If certificates representing shares of Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

         (e) Required Withholding. Each of the Payment Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under U.S. federal or state, local or foreign law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

         (f) No Liability. Notwithstanding anything to the contrary in this
Section 2.7, neither the Payment Agent, Parent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         2.8 No Further Ownership Rights in Company Common Stock.

         The cash consideration issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock. There shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. From and after the Effective Time, Certificates presented to the Surviving Corporation for any reason shall be canceled and exchanged as provided in this
Article II.

         2.9 Lost, Stolen or Destroyed Certificates.

         In the event that any Certificates shall have been lost, stolen or destroyed, the Payment Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the cash consideration pursuant to Section 2.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance of such cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         2.10 Dissenters' Rights.

         If any Dissenting Shareholder shall be entitled to be paid the "fair market value" of such Dissenting Shareholder's Shares, as provided in Section 262 of the DGCL, Company shall give Parent notice thereof and Parent shall have the right to direct in all negotiations and proceedings with respect to any such demands. Neither Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting

Shareholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Shares held by such Dissenting Shareholder shall thereupon be treated as though such Shares had been converted into the right to receive the merger consideration set forth in Article II.

         2.11 Taking of Necessary Action; Further Action.

         If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Company and Merger Sub will take all such lawful and necessary action.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

         Company represents and warrants to Parent and Merger Sub, subject to such exceptions as are disclosed in writing in the disclosure letter supplied by Company to Parent dated as of the date hereof (the "COMPANY SCHEDULE"), which disclosure shall provide an exception to or otherwise qualify the representations and warranties of Company contained in the section of this Agreement corresponding by number to such disclosure, as follows:

         3.1 Organization and Qualification; Subsidiaries.

         (a) Each of Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to do so would not, individually, or in the aggregate, have a Material Adverse Effect (as defined in Section 9.3 below) on Company. Each of Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, variances, easements, consents, certificates, approvals and orders ("APPROVALS") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Company. Company and its subsidiaries have been and are in compliance with the terms of the Approvals, except where the failure to or have been in compliance would not result in a Material Adverse Effect on Company.

         (b) Section 3.1(b) of the Company Schedule lists each of Company's subsidiaries, the jurisdiction of incorporation of each such subsidiary, and Company's equity interest therein. Neither Company nor any of its subsidiaries has agreed nor is obligated to make nor is bound by any written or oral agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect (a "CONTRACT") under which it may become obligated to make, any future investment in or capital contribution to any other entity. Neither Company nor any of its subsidiaries directly or indirectly owns any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity.

         (c) Company and each of its subsidiaries is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of their business requires such qualification and where the failure to so qualify would have a Material Adverse Effect on Company.

         3.2 Certificate of Incorporation and Bylaws.

         Company has previously furnished to Parent a complete and correct copy of its Certificate of Incorporation and Bylaws as amended to date (together, the "COMPANY CHARTER DOCUMENTS"). Such Company Charter Documents and equivalent organizational documents of each of its subsidiaries are in full force and effect. Company is not in violation of any of the provisions of the Company Charter Documents, and no subsidiary of Company is in violation of its equivalent organizational documents except where the violation of any such equivalent organizational documents of a subsidiary of Company would not, individually or in the aggregate, have a Material Adverse Effect on Company.

         3.3 Capitalization.

         (a) The authorized capital stock of Company consists of 100,000,000 shares of Company Common Stock, $0.001 par value per share. As of November 17, 2000, (i) 37,446,183 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable; (ii) no shares of Company Common Stock were held by subsidiaries of Company; (iii) 390,329 shares of Company Common Stock were available for future issuance pursuant to Company's ESPP; (iv) 9,048,409 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the Company Option Plans; and (v) 5,148,153 shares of Company Common Stock are issued and outstanding or reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock. Other than as listed above, Company has no other securities authorized, reserved for issuance, issued or outstanding. Section 3.3(a) of the Company Schedule sets forth the following information with respect to each Company Stock Option (as defined in Section 6.8) outstanding as of the date of this Agreement: (i) the name and address of the optionee; (ii) the number of shares of Company Common Stock subject to such Company Stock Option; (iii) the exercise price of such Company Stock Option;
(iv) the date on which such Company Stock Option was granted; (v) the applicable vesting schedule, including the vesting commencement date; (vi) the date on which such Company Stock Option expires; and (vii) whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of acceleration. Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which Company has granted such Company Stock Options that are currently outstanding and the form of all stock option agreements evidencing such Company Stock

Options. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 3.3(a) of the Company Schedule, there are no commitments or agreements of any character to which Company is bound obligating Company to accelerate the vesting of any Company Stock Option as a result of the Merger. All outstanding shares of Company Common Stock, all outstanding Company Stock Options, and all outstanding shares of capital stock of each subsidiary of Company have been issued and granted in compliance with, in all material respects (i) all applicable securities laws and other applicable Legal Requirements (as defined below) and (ii) all requirements set forth in applicable Contracts. For the purposes of this Agreement, "LEGAL REQUIREMENTS" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issues, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined below).

         (b) Except for securities Company owns free and clear of all liens, pledges, hypothecations, charges, mortgages, security interests, encumbrances, claims, infringements, interferences, options, right of first refusals, preemptive rights, community property interests or restrictions of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset) directly or indirectly through one or more subsidiaries, and except for shares of capital stock or other similar ownership interests of subsidiaries of Company that are owned by certain nominee equity holders as required by the applicable Law of the jurisdiction of organization of such subsidiaries (which shares or other interests do not materially affect Company's control of such subsidiaries), there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any subsidiary of Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 3.3(b) of Company Schedule or as set forth in Section 3.3(a) hereof, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Company or any of its subsidiaries is a party or by which it is bound obligating Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Company or any of its subsidiaries or obligating Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Except as contemplated by this Agreement, there are no registration rights and there is, except for the Company Tender and Voting Agreements, no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which Company or any of its subsidiaries is a party or by which they are bound with respect to any equity security of any class of Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

         3.4 Authority Relative to this Agreement.

         Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to obtaining the approval of the stockholders of Company of the Merger (if required), to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval and adoption of this Agreement and the Merger by holders of a majority of the outstanding shares of Company Common Stock in accordance with Delaware Law and the Company Charter Documents, if required). This Agreement has been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitute legal and binding obligation of Company, enforceable against Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor rights and for general equitable principles.

         3.5 No Conflict; Required Filings and Consents.

         (a) The execution and delivery of this Agreement by Company does not, and the performance of this Agreement by Company shall not, (i) conflict with or violate the Company Charter Documents or the equivalent organizational documents of any of Company's subsidiaries, (ii) subject to obtaining the approval of Company's stockholders of this Agreement and the Merger (if required) and compliance with the requirements set forth in Section 3.5(b) below, cause the Company to be in conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach by the Company of or constitute a default by the Company (or an event that with notice or lapse of time or both would become a default) under,
or impair Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Company or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except with respect to clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Company.

         (b) The execution and delivery of this Agreement by Company does not, and the performance of this Agreement by Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "GOVERNMENTAL ENTITY"), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), state securities laws ("BLUE SKY LAWS"), the pre-merger notification requirements (the "HSR APPROVAL") of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the applicable requirements of antitrust or competition laws and regulations of foreign Governmental Entities ("FOREIGN FILINGS"), the rules and regulations of the NYSE and the Nasdaq National Market (the "NASDAQ"), and the filing and recordation of the Agreement of Merger as required by Delaware Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (A) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company or, after the Effective Time, Parent, or (B) would not prevent consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement.

         3.6 Compliance; Permits.

         (a) Definitions.

               (i) "Hazardous Material" is any material or substance that is prohibited or regulated by any Environmental Law or that has been designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

               (ii) "Environmental Laws" are all applicable Laws, rules, regulations, orders, treaties, statutes, and codes promulgated by any governmental authority which prohibit, regulate or control any Hazardous Material or any Hazardous Material activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Clean Water Act, comparable laws, rules, regulations, ordinances, orders, treaties, statutes, and codes of other governmental authorities, the regulations promulgated pursuant to any of the foregoing, and all amendments and modifications of any of the foregoing, all as amended to date.

         (b) Neither Company nor any of its subsidiaries is in conflict with, or in default or violation of, any law, rule (including Environmental Laws), regulation, order, judgment or decree applicable to Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, except where such conflict, default or violation does not have or could not reasonably be expected to have a Material Adverse Effect. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of Company, threatened against Company or its subsidiaries, nor has any governmental or regulatory body or authority indicated to Company an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Company or any of its subsidiaries, any acquisition of material property by Company or any of its subsidiaries or the conduct of business by Company or any of its subsidiaries.

         (c) The Company has not disposed of, released, discharged or emitted any Hazardous Materials into the soil or groundwater at any properties owned or leased at any time by the Company, or at any other property, or exposed any employee or other individual to any Hazardous Materials or any workplace or environmental condition in such a manner as would result in any material liability or clean-up obligation of any kind or nature to the Company. To the knowledge of Company, no Hazardous Materials are present in, on, or under any properties owned, leased or used at any time by the Company, and no reasonable likelihood exists that any Hazardous Materials will come to be present in, on, or under any properties owned, leased or used at any time by the Company, so as to give rise to any material liability or clean-up obligation under any Environmental Laws.

         3.7 SEC Filings; Financial Statements.

         (a) Company has made available to Parent a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Company with the Securities and Exchange Commission ("SEC") since December 31, 1998 (the "COMPANY SEC REPORTS"), which are all the forms, reports and documents required to be filed by Company with the SEC since such time. The Company SEC Reports (i) in all material respects were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Company's subsidiaries is required to file any reports or other documents with the SEC.

         (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents in all material respects the consolidated financial position of Company and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

         (c) Company has previously furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Company with the SEC pursuant to the Securities Act or the Exchange Act.

         (d) Company has furnished monthly unaudited balance sheets, income statements and, if available, statements of cash flows within 30 days of the end of the month then ended, and such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and fairly present in all material respects the financial position of the Company as of and for each month then ended.

         3.8 No Undisclosed Liabilities.

         Neither Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations, assets or financial condition of Company and its subsidiaries taken as a whole, except (i) liabilities provided for in Company's balance sheet as of September 30, 2000 set forth in the Company SEC Reports or (ii) liabilities incurred since September 30, 2000 in the ordinary course of business, none of which is material to the business, results of operations or financial condition of Company and its subsidiaries, taken as a whole.

         3.9 Absence of Certain Changes or Events.

         Since September 30, 2000, there has not been: (i) any Material Adverse Effect on Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Company's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by Company of any of Company's capital stock or any other securities of Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of Company's or any of its subsidiaries' capital stock, (iv) any granting by Company or any of its subsidiaries of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Company or any of its subsidiaries of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Company or any of its subsidiaries of any increase in severance or termination pay or any entry by Company or any of its subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Company of the nature contemplated hereby, (v) entry by Company or any of its subsidiaries into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 3.17) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Company with the SEC, (vi) any material change by Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (vii) any revaluation by Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of Company other than in the ordinary course of business consistent with past practice.

         3.10 Absence of Litigation.

         Except as specifically disclosed in the Company SEC Reports as of the date hereof, there are no claims, actions, suits or proceedings pending or, to the knowledge of Company, no material claims, actions, suits or proceedings threatened (or, to the knowledge of Company, any governmental or regulatory investigation pending or threatened) against Company or any of its subsidiaries or any properties or rights of Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

         3.11 Employee Matters and Benefit Plans.

         (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 3.11(a)(i) below (which definition shall apply only to this Section 3.11), for purposes of this Agreement, the following terms shall have the meanings set forth below:

               (i) "AFFILIATE" shall mean any other person or entity under common control with Company within the meaning of Section 414(b), (c), (m) or
(o) of the Code and the regulations issued thereunder;

               (ii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

               (iii) "CODE" shall mean the Internal Revenue Code of 1986, as amended;

               (iv) "COMPANY EMPLOYEE PLAN" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits, pensions, lump-sum death benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Company or any Affiliate for the benefit of any Employee, or with respect to which Company or any Affiliate has or may have any liability or obligation;

               (v) "DOL" shall mean the Department of Labor;

               (vi) "EMPLOYEE" shall mean any current or former or retired employee, consultant or director of Company or any Affiliate;

               (vii) "EMPLOYMENT AGREEMENT" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between Company or any Affiliate and any Employee;

               (viii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

               (ix) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

               (x) "INTERNATIONAL EMPLOYEE PLAN" shall mean each Company Employee Plan that has been adopted or maintained by Company or any Affiliate, whether informally or formally, or with respect to which Company or any Affiliate will have, has had or may have any liability, for the benefit of Employees who perform services outside the United States and their dependents;

               (xi) "IRS" shall mean the Internal Revenue Service;

               (xii) "MULTIEMPLOYER PLAN" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA; and

               (xiii) "PENSION PLAN" shall mean each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

         (b) Schedule. Schedule 3.11(b) contains an accurate and complete list of each Company Employee Plan and each International Employee Plan. Company does not have any plan and has made no commitment (in writing or otherwise) to establish any new Company Employee Plan or International Employee Plan, to modify any Company Employee Plan or International Employee Plan (except to the extent required by law or to conform any such Company Employee Plan or International Employee Plan to the requirements of any applicable Law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to adopt or enter into any Company Employee Plan or International Employee Plan.

         (c) Documents. Company has provided or made available to Parent correct and complete copies of: (i) all documents embodying or governing each Company Employee Plan and International Employee Plan, including (without limitation) all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan and (ii) in relation to each unfunded International Employee Plan, details of the liabilities under that International Employee Plan; (iii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan, and each International Employee Plan (and if there is no such actuarial valuation, details of the funding position of the relevant Company Employee Plan or International Employee Plan), (iv) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (v) if Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (vi) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vii) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (viii) all written communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Company; (ix) all correspondence to or from any governmental agency relating to any Company Employee Plan; (x) all COBRA forms and related notices (or such forms and notices as required under comparable law); (xi) the three (3) most recent plan years discrimination tests for each Company Employee Plan subject to non-discrimination testing; (xii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan and
(xiii) in relation to each unfunded International Employee Plan, details of how the liabilities under the International Employee Plan are accounted for, including details of how any provisions in respect of those liabilities has been calculated.

         (d) Employee Plan Compliance. Except as set forth on Schedule 3.11(d),
(i) Company has performed in all respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Company Employee Plan and each International Employee Plan, except where such non-performance, default or violation does not or could not reasonably be expected to have a Material Adverse Effect, and each Company Employee Plan and each International Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable Laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received (or was adopted using a prototype plan that received) a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan and each International Plan meets, and since its establishment has met, the requirements for tax exemption or contributions, benefits, and/or invested assets which apply under local law (in the jurisdiction in which the relevant plan operates), and the tax exempt status of no International Plan is the subject of examination or pending cancellation, (iii) no "prohibited transaction," within the meaning of
Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of Company, threatened (other than routine claims for benefits) against any Company Employee Plan or International Employee Plan against the assets of any Company Employee Plan or International Employee Plan;
(v) each Company Employee Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Effective Time, without material liability to Parent, Company or any of its Affiliates (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan or International Employee Plan; and (vii) neither Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under
Section 502(i) of ERISA or Sections 4975 through 4978 and 4980 of the Code and neither the Company nor any subsidiary or Affiliate of it is subject to any penalty or tax with respect to any International Employee Plan.

         (e) Pension Plan. Neither Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

         (f) Collectively Bargained, Multiemployer and Multiple Employer Plans. At no time has Company or any Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. Except as set forth on Schedule 3.11(f), neither Company, nor any Affiliate currently and to their knowledge has at any time ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan (including any International Employee Plan) or to any plan described in Section 413 of the Code.

         (g) No Post-Employment Obligations. Except as set forth in Schedule 3.11(g), no Company Employee Plan or International Employee Plan provides, or reflects or represents any liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable statute, and Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree health, except to the extent required by statute.

         (h) Health Care Compliance. Neither Company nor any Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees.

         (i) Effect of Transaction. Except as set forth on Schedule 3.11(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, International Employee Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee (other than distribution in the ordinary course of business consistent with past practice resulting from employee turnover).

         (j) Employment Matters. Company: (i) is in compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees, except where such compliance does not have and could not be reasonably expected to have a Material Adverse Effect on Company; (ii) has withheld and reported all material amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any material arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any material payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against Company under any worker's compensation policy or long-term disability policy (other than routine claims for benefits).

         (k) Labor. No work stoppage or labor strike against Company is pending or, to the knowledge of Company, threatened. Company does not know of any activities or proceedings of any labor union to organize any Employees. Except as set forth in Schedule 3.11(k), there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to Company. Neither Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in Schedule 3.11(k), Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by Company.

         (l) International Employee Plans. Each International Employee Plan has been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan, except where such compliance does not have and could not be reasonably expected to have a Material Adverse Effect on Company. Except as required by law, no condition exists that would prevent the Company or Parent from terminating or amending any International Employee Plan at any time for any reason without liability to the Company or its Affiliates (other than ordinary administration expenses or routine claims for benefits). Each International Employee Plan will be fully financed as of the consummation of the Offer. For this purpose fully financed means (i) (in relation to each funded International Employee Plan) that the value of the assets in the relevant International Employee Plan are at least equal to the value of all retirement benefit and other rights payable or prospectively or contingently payable under that International Employee Plan, valued in accordance with the actuarial assumptions used for that plan's most recent actuarial valuation or, if there is no such valuation, in accordance with local law and practice, and consistently with the local funding basis applying to the relevant International Employee Plan at the time of the calculation, and
(ii) (in relation to each unfunded International Employee Plan) that the provision in the Company's accounts (or the accounts of any subsidiary or Affiliate) in relation to that unfunded International Employee Plan is at least equal to the value of the retirement benefits and other rights under that International Employee Plan (valued in accordance with local law and practice). There are no unfunded liabilities in respect of Employees who perform services outside the United States that have not been reflected in the Company's financial statements in accordance with applicable accounting standards. Employer contributions to the International Employee Plans, including, but not limited to, the Central Provident Fund in Singapore, accrued as of the date of this Agreement and all outstanding and accrued insurance premiums payable in respect of the International Employee Plans have been paid in full as of the date of this Agreement, in each case to the extent they are required to have been paid.

         3.12 Proxy Statement.

         None of the information supplied or to be supplied by Company for inclusion in the proxy statement to be filed with the SEC by Company pursuant to
Section 6.1(a) hereof (if such proxy statement is required) (the "PROXY STATEMENT") will, at the date or dates mailed to the stockholders of Company, at the times of the stockholders meeting of Company (the "COMPANY STOCKHOLDERS' MEETING") in connection with the transactions contemplated hereby and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. If at any time prior to the Effective Time, any event relating to Company or any of its affiliates, officers or directors should be discovered by Company which should be set forth in a supplement to the Proxy Statement, Company shall promptly inform Parent. Notwithstanding the foregoing, Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

         3.13 Restrictions on Business Activities.

         There is no agreement, commitment, judgment, injunction, order or decree binding upon Company or its subsidiaries or to which Company or any of its subsidiaries is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Company or any of its subsidiaries, any acquisition of property by Company or any of its subsidiaries or the conduct of business by Company or any of its subsidiaries as currently conducted.

         3.14 Title to Property.

         (a) Neither Company nor any of its subsidiaries owns any material real property. Company and each of its subsidiaries have good and defensible title to all of their material properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or materially interfere with the present use of the property affected thereby.

         (b) All leases (the "Leases") pursuant to which Company or any of its subsidiaries lease from others material real or personal property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of Company or any of its subsidiaries or, to Company's knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which Company or subsidiary has not taken adequate steps to prevent such default from occurring).

         (c) Schedule 3.14 sets forth a list of all real property currently leased by Company. Company has provided Parent with true, complete and correct copies of each such Lease; no term or condition of any such Lease has been modified, amended or waived except as shown in such copies; each such Lease constitutes the entire agreement of the landlord and the tenant thereunder; and there are no other agreements or arrangements whatsoever relating to Company's use or occupancy of any of the premises described in such Leases. Company has not transferred or assigned any interest in any such Lease, nor has Company subleased or otherwise granted rights of use or occupancy of any of the premises described therein to any other person or entity.

         (d) As of the date of this Agreement, to the knowledge of the Company, the landlord under each Lease has complied with all of the requirements, conditions, representations, warranties and covenants of the landlord thereunder, including, without limitation, the timely completion of construction of the leased premises in a good and workmanlike manner and otherwise in accordance with the Leases.

         (e) There is no pending or, to Company's knowledge, threatened condemnation or similar proceeding affecting any leased property or any portion thereof.

         3.15 Taxes.

         (a) Definition of Taxes. For the purposes of this Agreement, "TAX" or "TAXES" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for Taxes of a predecessor or transferor entity.

         (b) Tax Returns and Audits.

               (i) Company and each of its subsidiaries have timely filed all federal, state, local and foreign returns, estimates, forms, information statements and reports ("RETURNS") relating to Taxes required to be filed by Company and each of its subsidiaries with any Tax authority, except such Returns which are not, individually or in the aggregate, material to Company and its subsidiaries, taken as a whole. All such Returns were correct and complete in all material respects and each of its subsidiaries have paid all Taxes shown to be due on such Returns, other than any Taxes being contested in good faith through appropriate procedures.

               (ii) Company and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees or other persons all federal and state income Taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld, except such Taxes which are not, individually or in the aggregate, material to Company and its subsidiaries, taken as a whole.

               (iii) There is no material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Company or any of its subsidiaries. Neither Company or any of its subsidiaries has executed any unexpired waiver of any statute of limitations on or extension of any period for the assessment or collection of any Tax.

               (iv) To the knowledge of Company, no audit or other examination of any Return of Company or any of its subsidiaries by any Tax authority is presently in progress, nor has Company or any of its subsidiaries been notified of any request for such an audit or other examination.

               (v) No adjustment relating to any Returns filed or required to be filed by Company or any of its subsidiaries has been proposed in writing, formally or informally, by any Tax authority to Company or any of its subsidiaries or any representative thereof.

               (vi) Neither Company nor any of its subsidiaries has any liability for any material unpaid Taxes (whether or not required to be shown on any Return) which has not been accrued for or reserved on Company balance sheet dated June 30, 2000 in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which are, individually or in the aggregate material to Company, other than any liability for unpaid Taxes that may have accrued since June 30, 2000 in connection with the operation of the business of Company and its subsidiaries in the ordinary course. There are no liens with respect to Taxes on any of the assets of Company or any of its subsidiaries, other than liens which are not individually or in the aggregate material, or customary liens for current Taxes not yet due and payable.

               (vii) There is no contract, agreement, plan or arrangement to which Company or any of its subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which Company or any of its subsidiaries is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

               (viii) Neither Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code.

               (ix) Neither Company nor any of its subsidiaries is party to or has any obligation under any tax sharing, tax indemnity or tax allocation agreement or arrangement.

               (x) Neither Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

               (xi) To the knowledge of Company, Company and each of its subsidiaries is in substantial compliance with the material terms and conditions of agreements with any foreign taxing authority to which Company or a subsidiary is a party relating to any tax exemption, tax holiday or other reduction of tax and the consummation of the Merger will not have an adverse effect on the continued validity and effectiveness of such agreements.

         3.16 Brokers.

         Except for fees payable to Adams, Harkness & Hill, Inc. and Gerard Klauer & Mattison & Co., Inc. pursuant to engagement letters true and correct copies of which have been provided to Parent, Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         3.17 Intellectual Property.

         (a) Company and its subsidiaries own, or possess, free and clear of any material liens, adequate licenses or other valid rights to use (including the right to sublicense to customers, suppliers, or others as needed), all of the material Company Intellectual Property (as defined below) that is used in the conduct of Company's or subsidiaries' businesses. Section 3.17(a) of Company Disclosure Schedule sets forth a complete list in all material respects of all Registered Company Intellectual Property. Section 3.17(a) of the Company Schedule lists all material contracts, licenses and agreements to which Company or any of its subsidiaries is a party: (i) with respect to Company Intellectual Property licensed or transferred to any third party (other than agreements relating to the sale or distribution of the Company's products entered into in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to Company which is incorporated in the Company's current products.

         (b) Neither the Company nor any of the subsidiaries has received from a third party any written notice of infringement or misappropriation of or conflict with, in any material respects, Company Intellectual Property. To the knowledge of the Company, the use of such Company Intellectual property in connection with the business and operations of the Company and its Subsidiaries does not infringe, in any material respects, on the rights of any person or entity. No material claim by any third party contesting the validity, enforceability, use or ownership of any of the Company Intellectual property owned by the Company or any of its subsidiaries, is currently outstanding or is, to the knowledge of the Company, threatened. The Company has not received any written notices of any material infringement or misappropriation by any third party with respect to the Company Intellectual Property. Company and each of its subsidiaries has taken reasonable actions to maintain and protect its Company Intellectual Property, except for those actions, which the failure to take, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         (c) As used herein, "COMPANY INTELLECTUAL PROPERTY" means all trademarks, trademark registrations, trademark rights and renewals thereof, trade names, trade name rights, patent, patent rights, patent applications, industrial models, inventions, designs, utility models, inventor rights, software, computer programs, computer systems, copyrights, copyright registrations and renewals thereof, servicemarks, servicemark registrations and renewals thereof, servicemark rights, trade secrets, applications for trademark and servicemark registrations, know-how, confidential information and other proprietary rights, used or held for use in connection with the businesses of the Company and/or its Subsidiaries as currently conducted by the Company, together with all applications currently pending or in process for any of the foregoing.

         (d) Company and each of its subsidiaries has taken reasonable steps to protect Company's and its subsidiaries' rights in Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Company or any of its subsidiaries, and, without limiting the foregoing, each of Company and its subsidiaries has and uses its best efforts to enforce a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent and all current and former employees and contractors of Company and any of its subsidiaries have executed such an agreement, except where the failure to do so is not reasonably expected to be material to Company.

         3.18 Agreements, Contracts and Commitments.

         Neither Company nor any of its subsidiaries is a party to or is bound by:

         (a) any written employment or consulting agreement, contract or commitment with any officer, director, Company employee or member of Company's Board of Directors, other than (i) those that are terminable by Company or any of its subsidiaries on no more than thirty (30) days' notice without liability or financial obligation to Company, all Company Benefit Plans and International Benefit Plans and (ii) employment or similar agreements with foreign employees;

         (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

         (c) any material agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale of products in the ordinary course of business;

         (d) any material agreement, contract or commitment containing any covenant limiting in any respect the right of Company or any of its subsidiaries to compete with any person or entity in any line of business or granting any exclusive distribution rights;

         (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Company or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Company or any of its subsidiaries has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Company's subsidiaries;

         (f) any dealer, distributor, joint marketing or development agreement currently in force under which Company or any of its subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less, or any material agreement pursuant to which Company or any of its subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Company or any of its subsidiaries and which may not be canceled without penalty upon notice of ninety (90) days or less;

         (g) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Company product, service or technology or any agreement, contract or commitment currently in force to sell or distribute any Company products, service or technology except (i) agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to Parent and (ii) agreements, contracts or commitments involving revenues to the Company for the fiscal year ended June 30, 2000 of greater than $1,485,000;

         (h) any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology that is material to Company and its subsidiaries taken as a whole;

         (i) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments evidencing the borrowing of money or extension of credit;

         (j) any material settlement agreement under which Company has ongoing obligations; or

         (k) any agreement with a customer of the Company involving revenues to the Company for the fiscal year ended June 30, 2000 in excess of $1,485,000.

         Neither Company nor any of its subsidiaries, nor to Company's knowledge any other party to a Company Contract (as defined below), is in material breach, violation or default under, and neither

Company nor any of its subsidiaries has received written notice that it has materially breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Company or any of its subsidiaries is a party or by which it is bound that are required to be disclosed in the Company Schedule (any such agreement, contract or commitment, a "COMPANY CONTRACT").

         3.19 Opinion of Financial Advisor.

         Company has been advised by its financial advisor, Gerard Klauer & Mattison & Co., Inc., that in its opinion, as of the date of this Agreement, the Offer Price is fair to the holders of shares of Company Common Stock from a financial point of view, and Company will provide a copy of the written confirmation of such opinion to Parent as soon as reasonably practicable.

         3.20 Insurance.

         Company maintains insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Company and its subsidiaries (collectively, the "INSURANCE POLICIES") which are of the type and in amounts customarily carried by persons conducting businesses similar to those of Company and its subsidiaries. There is no material claim by Company or any of its subsidiaries pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

         3.21 State Takeover Statutes.

         The Board of Directors of Company has approved the Offer, this Agreement and the Transaction Documents contemplated hereby, and such approval is sufficient to render inapplicable to the Offer, the Merger, the Transaction Documents and the transactions contemplated by the Transaction Documents, the provisions of Section 203 of the Delaware Law to the extent, if any, such section is applicable to the Offer, the Merger, the Transaction Documents and the transactions contemplated by the Transaction Documents. To the knowledge of Company, no other state takeover statute or similar statute or regulation applies to or purports to apply to the Offer, the Merger, the Transaction Documents or the transactions contemplated by the Transaction Documents.

         3.22 Application of California Statute.

         Company is not a foreign corporation subject to Section 2115 of the California General Corporation Law.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub jointly and severally represent and warrant to Company, subject to such exceptions as are disclosed in writing in the disclosure letter supplied by Parent to Company dated as of the date hereof (the "PARENT SCHEDULE"), which disclosure shall provide an exception to or otherwise qualify the representations and warranties of Parent and Merger Sub contained in the section of this Agreement corresponding by number to such disclosure, as follows:

         4.1 Organization and Qualification; Subsidiaries.

         Each of Parent and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Each of Parent and its subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Each of Parent and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Parent.

         4.2 Certificate of Incorporation and Bylaws.

         Parent has previously furnished to Company complete and correct copies of its Certificate of Incorporation and Bylaws as amended to date (together, the "PARENT CHARTER DOCUMENTS"). Such Company Charter Documents and equivalent organizational documents of each of its subsidiaries are in full force and effect. Parent is not in violation of any of the provisions of the Company Charter Documents, and no subsidiary of Company is in violation of any of its equivalent organizational documents.

         4.3 Authority Relative to this Agreement.

         Each of Parent and/or Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and the Noncompetition Agreements and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Noncompetition Agreements by Parent and/or Merger Sub and the consummation by Parent and/or Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and/or Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated. Each of the Transaction Agreements has been duly and validly executed and delivered by Parent and/or Merger Sub and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes a legal and binding obligation of Parent and/or Merger Sub, enforceable against Parent and/or Merger Sub in accordance with its terms, except with respect to clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Parent.

         4.4 No Conflict; Required Filings and Consents.

         (a) The execution and delivery of this Agreement, by Parent and Merger Sub and the Company Tender and Voting Agreement by Parent do not, and the performance of this Agreement, by Parent and Merger Sub and the Company Tender and Voting Agreement by Parent shall not, (i) conflict with or violate the Parent Charter Documents or equivalent organizational documents or any of Parent's subsidiaries, (ii) subject to compliance with the requirements set forth in Section 4.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which it or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's or any such subsidiary's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect could not in the case of clauses
(ii) or (iii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

         (b) The execution and delivery of this Agreement and the Noncompetition Agreements, by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act , the Foreign Filings, the rules and regulations of the NYSE and the Nasdaq, and the filing and recordation of the Agreement of Merger as required by Delaware Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (A) would not prevent consummation of the Merger or otherwise prevent Parent or Merger Sub from performing their respective obligations under this Agreement or (B) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

         4.5 Funds.

         Parent has or will have the funds necessary to consummate the Offer and the Merger and to pay all fees and expenses of Parent and Merger Sub related to the transactions contemplated hereby.

         4.6 Share Ownership.

         None of Parent, Merger Sub or any of their respective subsidiaries beneficially owns any Shares as of the date of this Agreement.

         4.7 Ownership of Merger Sub; No Prior Activities.

         Merger Sub was formed solely for the purpose of engaging in the Offer and Merger and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by the Offer and Merger.

         (a) As of the Effective Time, all of the outstanding capital stock of Merger Sub will be owned directly by Parent.

         (b) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

         4.8 Brokers or Finders.

         Neither Parent nor any of its subsidiaries or their respective Affiliates has entered into as of the date of this agreement any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or person to any brokers' or finders' fee or any other commission or similar fee in connection with any of the transactions contemplated by the Offer and Merger (other than an agreement with Morgan Stanley & Co. Incorporated).

                                   ARTICLE V

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

         5.1 Conduct of Business by Company.

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Appointment Date, Company and each of its subsidiaries shall, except as permitted by this Agreement, as set forth in Section 5.1 of the Company Schedule or to the extent that Parent shall otherwise consent in writing (which consent shall not be unreasonably delayed or withheld), carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance with all applicable Laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to
(i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has significant business dealings.

         In addition, except as permitted by the terms of this Agreement and except as provided in Section 5.1 of the Company Schedule, without the prior written consent of Parent (which consent shall not be unreasonably delayed or withheld), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the

Appointment Date, Company shall not do any of the following and shall not permit its subsidiaries to do any of the following:

         (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock (except as specified in Secti on 6.8(d) hereof), or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

         (b) Grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to Parent, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

         (c) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices, provided that in no event shall Company license on an exclusive basis or sell any Company Intellectual Property (other than in connection with the abandonment of immaterial Company Intellectual Property after the provision of at least five business days' written notice to Parent);

         (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

         (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof (or any such agreements entered into in the ordinary course consistent with past practice by Company with employees hired after the date hereof);

         (f) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (x) the issuance delivery and/or sale of (i) shares of Company Common Stock pursuant to the exercise of stock options outstanding as of the date of this Agreement, and (ii) shares of Company Common Stock issuable to participants in the ESPP consistent with the terms thereof and
(y) the granting of stock options (and the issuance of Common Stock upon exercise thereof), in the ordinary course of business and consistent with past practices, in an amount not to exceed options to purchase

(and the issuance of Company Common Stock upon exercise thereof) 150,000 shares in the aggregate.

         (g) Cause, permit or propose any amendments to the Company's Certificate of Incorporation or Bylaws (or similar governing instruments of any of its subsidiaries);

         (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to enter into any joint ventures, strategic partnerships or alliances;

         (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets except sales of inventory in the ordinary course of business consistent with past practice, except for the sale, lease or disposition (other than through licensing permitted by clause (c)) of property or assets which are not material, individually or in the aggregate, to the business of Company and its subsidiaries; modify or amend in any material respect or terminate any existing lease, license or contract affecting the use, possession or operation of any such properties or assets; grant or otherwise create or consent to the creation of any easement, covenant, restriction, assessment or charge affecting any owned property or leased property or any part thereof; convey, assign, sublease, license or otherwise transfer all or any portion of any owned property or leased property or any interest or rights therein; or make any material changes in the construction or condition of any such property;

         (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person (other than (i) in the ordinary course of business consistent with past practice in an amount not to exceed $500,000 and
(ii) performance guarantees, letters of credit and similar arrangements entered into with respect to the commercial contracts in the ordinary course of business consistent with past practice), issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of working capital consistent with past practice;

         (k) Adopt or amend any employee benefit plan, policy or arrangement; any employee stock purchase or employee stock option plan; or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"); pay any special bonus or special remuneration to any director or employee; or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants (other than the payment of bonuses and salary increases and the issuance of retention options (in compliance with Section 5.1(f)(y)), in each case in the ordinary course of business consistent with past practice) except, in each case, as may be required by law;

         (l) (i) pay, discharge, settle or satisfy any material litigation (whether or not commenced prior to the date of this Agreement) or any material claims, liabilities or obligations

(absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, or liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of Company included in the Company SEC Reports or incurred since the date of such financial statements, or (ii) waive any material benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which Company or any of its subsidiaries is a party or of which Company or any of its subsidiaries is a beneficiary;

         (m) Except in the ordinary course of business consistent with past practice, modify, amend or terminate any material contract or agreement to which Company or any subsidiary thereof is a party or waive, delay the exercise of, release or assign any material rights or claims thereunder;

         (n) Except as required by GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

         (o) Incur or enter into any agreement, contract or commitment requiring Company or any of its subsidiaries to pay in excess of $500,000;

         (p) Make any Tax election or accounting method change inconsistent with past practice that, individually or in the aggregate, would be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of Company or any of its subsidiaries, settle or compromise any material Tax liability, or consent to any extension or waiver of any limitation period with respect to Taxes;

         (q) Agree in writing or otherwise to take any of the actions described in Section 5.1 (a) through (p) above.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.1 Proxy Statement.

         (a) After the Appointment Date, if required, Parent and Company shall jointly prepare and shall file with the SEC a document or documents that will constitute the Proxy Statement. Parent or Company, as the case may be, shall furnish all information concerning Parent or Company as the other party may reasonably request in connection with such actions and the preparation of the Proxy Statement. As promptly as practicable, the Proxy Statement shall be mailed to the stockholders of Company. Each of the parties hereto shall cause the Proxy Statement to comply as to form and substance to such party in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, (iii) the rules and regulations of the NYSE and (iv) the rules and regulations of the Nasdaq.

         (b) The Proxy Statement shall include the approval of this Agreement and the Merger and the recommendation of the Board of Directors of Company to Company's stockholders that they vote in favor of adoption of this Agreement, subject to the right of the Board of Directors of Company to withdraw its recommendation and to recommend a Superior Proposal determined to be such in compliance with Section 6.4 of this Agreement; provided, however, that the Board of Directors of Company shall submit this Agreement to Company's stockholders whether or not at any time subsequent to the date hereof such board determines that it can no longer make such recommendation; provided, further, that nothing in this Agreement shall prevent the Company Board from withholding, withholding, amending or modifying its recommendation if the Company Board determines in good faith (after consultation with its outside legal counsel) that its fiduciary duties under applicable Law require it to do so.

         (c) No amendment or supplement to the Proxy Statement shall be made without the approval of Parent and Company, which approval shall not be unreasonably withheld or delayed. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

         6.2 Stockholder Meeting.

         If required, the Company shall call and hold the Company Stockholders' Meeting after the Appointment Date for the purpose of voting upon the adoption and approval of this Agreement and the approval of the Merger pursuant to the Proxy Statement, and Company shall use all reasonable efforts to hold the Company Stockholders' Meeting as soon as practicable. Nothing herein shall prevent Company from adjourning or postponing the Company Stockholders' Meeting if there are insufficient shares of Company Common Stock necessary to conduct business at the Company Stockholders' Meeting. Company shall call and hold the Company Stockholders' Meeting for the purpose of voting upon the adoption and approval of this Agreement and the approval of the Merger whether or not Company's Board of Directors at any time subsequent to the date hereof determines that this Agreement is no longer advisable or recommends that Company's shareholders reject it.

         (a) Notwithstanding Section 6.1 hereof or this Section 6.2, in the event that Parent, Merger Sub or any other subsidiary of Parent, shall acquire at least 90 percent of the Shares pursuant to the Offer or otherwise, each of the parties hereto shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders in accordance with Section 253 of the DGCL.

         6.3 Confidentiality; Access to Information.

         The parties acknowledge that Company and Parent have previously executed a Mutual Confidentiality Agreement, dated as of September 18, 2000, (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms. Company will afford Parent and its accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Company during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Company, as Parent may reasonably request. No information or knowledge obtained by Parent in any investigation pursuant to this Section 6.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

         6.4 No Solicitation.

         (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VIII, Company and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate, induce or knowingly encourage the making, submission or announcement of any Acquisition Proposal (as defined below), (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction (as defined below); provided, however, that nothing contained in this Section 6.4 shall prohibit the Company, the Company Board (or any duly appointed and empowered committee thereof (a "SPECIAL COMMITTEE")) or any director of the Company from (i) complying with Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act with regard to a tender or exchange offer not made after a violation of this Section 6.4, (ii) making such disclosures to Company's stockholders as in the good faith judgment of the Company Board (or a Special Committee), after consultation with its outside legal counsel, is required under applicable Law or (iii) in response to an unsolicited, bona fide written Acquisition Proposal that the Company Board (or a Special Committee) concludes in good faith constitutes a Superior Proposal (as defined below), engaging in discussions or participating in negotiations with and furnishing information to the party making such Acquisition Proposal to the extent (A) the Company Board determines in good faith after consultation with its outside legal counsel that its fiduciary obligations under applicable Law require it to do so, (B) (x) at least two business days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such party, Company gives Parent written notice of Company's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such party and (y) Company receives from such party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such party by or on behalf of Company, and (C) contemporaneously with furnishing any such nonpublic information to such party, Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by Company to Parent). Company and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 6.4 by any officer, director, affiliate or employee of Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Company or any of its subsidiaries shall be deemed to be a breach of this Section 6.4 by Company.

         For purposes of this Agreement: (i) "ACQUISITION PROPOSAL" shall mean any expression of interest, offer or proposal (other than an offer or proposal by Parent) relating to any Acquisition Transaction; (ii) "ACQUISITION TRANSACTION" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the total outstanding voting securities of Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the total outstanding voting securities of Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving Company pursuant to which the shareholders of Company immediately preceding such transaction hold less than 85% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 15% of the assets of Company; or (C) any liquidation, dissolution, recapitalization or other significant corporate reorganization of Company; and (iii) "SUPERIOR PROPOSAL" shall mean an Acquisition Proposal relating to the acquisition (by means of any of the structural means described in clauses (A) or (B) of the definition of Acquisition Transaction) of a majority of the outstanding voting securities, or all or substantially all of the assets, of the Company with respect to which (A) if any cash consideration is involved, no financing contingency exists or the Company Board shall have concluded in good faith (after consultation with Company's financial advisors) that the acquiring party is reasonably likely to obtain any necessary financing, and (B) the Company Board shall have concluded in good faith that the proposed Acquisition Transaction provides greater value to the stockholders of Company than the Offer and the Merger (based upon the advice of Company's financial advisors).

         (b) In addition to the obligations of Company set forth in paragraph
(a) of this Section 6.4, Company as promptly as practicable, and in any event within one business day, shall advise Parent orally and in writing of any request for information which Company reasonably believes would lead to an Acquisition Proposal or of any Acquisition Proposal, or any inquiry with respect to or which Company reasonably believes would lead to any Acquisition Proposal; the material terms and conditions of such request, Acquisition Proposal or inquiry; and the identity of the person or group making any such request, Acquisition Proposal or inquiry. Company will keep Parent informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry. In addition to the foregoing, Company shall (i) provide Parent with at least 48 hours prior written notice (or such lesser prior notice as provided to the members of the Company Board but in no event less than eight hours) of any meeting of the Company Board at which Company's Board is reasonably expected to consider an Acquisition Proposal and
(ii) provide Parent with at least two (2) business days prior written notice (or such lesser prior notice as provided to members of the Company Board but in no event less than eight hours) of a meeting of the Company Board at which the Company Board is reasonably expected to recommend a Superior Proposal to its shareholders and together with such notice a copy of the definitive documentation relating to such Superior Proposal.

         6.5 Public Disclosure.

         Parent and Company will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Offer, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange, in which case reasonable efforts to consult with the other party will be made prior to any such release or public statement. 6.6 Commercially Reasonable Efforts; Notification.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all commercially reasonable acts necessary to cause the conditions precedent set forth in Article VII to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all commercially reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any of the transactions contemplated by this Agreement, use all commercially reasonable efforts to ensure that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement and the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or Company or any subsidiary or affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

         (b) Company shall give prompt notice to Parent upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         (c) Parent shall give prompt notice to Company upon becoming aware that any representation or warranty made by it or Merger Sub contained in this Agreement has become untrue or inaccurate, or of any failure of Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         6.7 Third Party Consents.

         As soon as practicable following the date hereof, Parent and Company will each use best efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby. 6.8 Stock Options and Employee Benefits.

         (a) Stock Options. At the Effective Time, each outstanding option to purchase shares of Company Common Stock (each, a "COMPANY STOCK OPTION") under the Company Option Plans, whether or not vested, shall by virtue of the Merger be substituted with an equivalent option under Parent's option plan. Each Company Stock Option so substituted by Parent under this Agreement and will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time multiplied by the product of that fraction of a share of Common Stock, $0.01 par value per share, of Parent (the "PARENT COMMON STOCK") obtained by dividing $17.75 by the average of the closing prices of Parent's Common Stock as quoted on the New York Stock Exchange ("NYSE") for the five (5) trading days immediately preceding the closing date (the "EXCHANGE RATIO"), rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such substituted Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by the product of the Exchange Ratio, rounded up to the nearest whole cent. Parent shall comply with the terms of all such substituted Company Stock Options and use its best efforts to ensure, to the extent required by, and subject to the provisions of, the Company Option Plans and permitted under the Code that any Company Stock

Options that qualified for tax treatment under Section 424(b) of the Code prior to the Effective Time continue to so qualify after the Effective Time. Parent shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery pursuant to the terms set forth in this Section 6.8 (a).

         (b) Employee Stock Purchase Plan. Company agrees that it shall take such actions as is necessary(i) to provide that the shares of the Company Common Stock to be purchased under the Company Employee Stock Purchase Plan shall be purchased under the Company Employee Stock Purchase Plan on a "New Exercise Date" (as such term is defined in the Company Employee Stock Purchase Plan) set by the Board of Directors, which Exercise Date shall be on the last trading day immediately prior to the Effective Time, and (ii) to provide that immediately following such purchase of shares of Company Common Stock the Company Employee Stock Purchase Plan shall terminate.

         (c) 401(k) Plan. Company shall terminate, effective as of the day immediately preceding the Effective Time, any and all 401(k) plans unless Parent provides notice to Company that such 401(k) plan(s) shall not be terminated. Parent shall receive from Company evidence that Company's plan(s) and /or program(s) have been terminated pursuant to resolutions of each such entity's Board of Directors (the form and substance of such resolutions shall be subject to review and approval of Parent), effective as of the day immediately preceding the Effective Time. (d) Benefit Plans; Credit for Past Service. Parent shall cause Merger Sub and the Surviving Corporation to provide employees of the Company and its Subsidiaries with benefits (including welfare benefits) that are substantially similar as it provides to its similarly-situated employees. To the extent that service is relevant for eligibility, vesting or allowances (including flexible time off) under any plan, program or arrangement of the Merger Sub and/or Surviving Corporation, then Parent shall ensure that such plan, program or arrangement shall credit employees for service prior to the Effective Time with the Company and its Subsidiaries; provided, however, no such service shall be credited for any purpose under Parent's pension plan and Parent's retiree health plan. Notwithstanding anything in this Section 6.8(d) to the contrary, nothing in this Section 6.8(d) shall be deemed to limit or otherwise affect the right of the Parent, Merger Sub or the Surviving Corporation to terminate employment or change the place of work, responsibilities, status or description of any employee or group of employees as the Parent, Merger Sub or Surviving Corporation may determine in its discretion.

         6.9 Adjustments to Exchange Ratio.

         The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

         6.10 [Intentionally omitted.]

         6.11 Indemnification.

         (a) From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of Company pursuant to any indemnification agreements between Company and its directors and officers in effect immediately prior to the Effective Time (the "INDEMNIFIED PARTIES") and any indemnification provisions under the Company Charter Documents as in effect on the date hereof. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Company Charter Documents as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of Company, unless such modification is required by law.

         (b) For a period of six (6) years after the Effective Time, Parent will cause to be maintained in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by Company's directors' and officers' liability insurance policy with respect to claims arising from or related to facts or events which occurred at or before the Effective Time in an amount and on terms comparable to those applicable to the current directors and officers of Company; provided, however, that in no event will Parent or the Surviving Corporation be required to expend an annual premium for such coverage in excess of 150% of the annual premium currently paid by Company; provided, further, that if the premium for such coverage exceeds such amount, Parent and/or the Surviving Corporation shall purchase a policy with the greatest coverage available for 150% of the annual premium currently paid by Company.

         (c) In the event Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers a material amount of its properties and assets to any person in a single transaction or a series of transactions, then, and in each such case, Parent will either guaranty the indemnification obligations referred to in this Section 6.11 or will make or cause to be made proper provision so that the successors and assigns of Company or the Surviving Corporation, as the case may be, assume the indemnification obligations described herein for the benefit of the Indemnified Parties. (d) The provisions of this Section 6.11 are (i) intended to be for the benefit of, and will be enforceable by, each of the Indemnified Parties and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

         6.12 Regulatory Filings; Reasonable Efforts.

         As soon as may be reasonably practicable, Company and Parent each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. Except where prohibited by applicable Law, and subject to the Confidentiality Agreement, Company and Parent each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

         7.1 Conditions.

         The respective obligations of each party to consummate the Merger shall be subject to the satisfaction or waiver, where permissible, prior to the Effective Time, of the following conditions: (a) Stockholder Approval. If approval of the Merger by the holders of Shares is required by applicable Law, the Merger shall have been duly approved by the holders of a majority of the outstanding shares of each class of the Company entitled to vote on the Merger, in accordance with applicable Law and the Certificate of Incorporation and Bylaws of the Company; (b) Purchase of Shares. Merger Sub (or Parent) shall have purchased Shares pursuant to the Offer; and (c) No Order. No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Merger (collectively, an "ORDER").

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

         8.1 Termination.

         This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Date (notwithstanding any approval of this Agreement by the stockholders of Company):

         (a) by mutual written agreement of Company and Parent; or

         (b) by either Company or Parent, if:

               (i) the Offer shall have expired or been terminated in accordance with the terms of this Agreement without Parent or Merger Sub having accepted for exchange any Shares pursuant to the Offer, provided that Parent and Merger Sub shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b)(i) if the Offer is terminated or expires without Shares having been accepted for exchange as a result of a breach by Parent or Merger Sub of this Agreement; or

               (ii) the Offer has not been consummated on or before January 31, 2001 (the "END DATE"); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the principal cause of or resulted in the failure of the Offer to have been consummated on or before such date and such action or failure to act constitutes a material breach of this Agreement; or

               (iii) there shall be any applicable Law or regulation that makes consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any court or governmental body having competent jurisdiction enjoining Company or Parent from consummating the Merger is entered and such judgment, injunction, judgment or order shall have become final and nonappealable; or

               (iv) Prior to the Appointment Date (A) any of the representations and warranties of the other party set forth in this Agreement shall not be true and correct in all respects (unless such failures to be true and correct, without giving effect to any materiality or Material Adverse Effect qualifications or exceptions contained therein, do not, or could not reasonably be expected to, constitute a Material Adverse Effect with respect to Company), in each case (i) as of the date referred to in any representation or warranty which addresses matters as of a particular date, or (ii) as to all other representations and warranties of the other party, as of the date of this Agreement and as of the scheduled expiration of the Offer, or (B) the other party shall have failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or covenant of such party to be performed or complied with by it under this Agreement; provided, however, that such inaccuracy or failure to perform has not been or is incapable of being cured by such other party within 30 days following receipt by the terminating party of notice of such inaccuracy or failure to perform;

         (c) by Parent if a Triggering Event shall have occurred; or

         (d) by Company, if the Offer has not been commenced by the Parent or Merger Sub on or prior to ten (10) business days following the date of the initial public announcement of the Offer, provided, that Company may not terminate this agreement pursuant to this Section 8.1(d) if Company is in material breach of this Agreement.

         For purposes of this Agreement, a "TRIGGERING EVENT" shall be deemed to have occurred if, prior to the Effective Time: (i) the Board of Directors of Company or any committee thereof shall have approved or recommended to Company stockholders any Acquisition Proposal, (ii) the Board of Directors of Company or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its recommendation in favor of the Offer, the adoption and approval of the Agreement or the approval of the Merger (the "RECOMMENDATIONS"); (iii) Company shall have failed to include the Recommendations in the Offer Documents or the Schedule 14D-9; (iv) Company shall have breached the provisions of Section 6.4; or (v) an Acquisition Proposal shall have been commenced or otherwise publicly announced by a person unaffiliated with Parent, and Company shall not, within 10 business days after such commencement or public announcement, publicly recommended to the Company's stockholders rejection of such Acquisition Proposal.

         The party desiring to terminate this Agreement pursuant to this Section
8.1 (other than pursuant to Section 8.1(a)) shall give notice of such termination to the other party.

         8.2 Notice of Termination; Effect of Termination.

         Any proper termination of this Agreement under Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement under Section 8.1, this Agreement shall be of no further force or effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties hereto, except (i) as set forth in this Section 8.2, Section 8.3 and
Article IX, each of which shall survive the termination of this Agreement, and
(ii) that nothing herein shall relieve any party from liability for any willful breach of or fraud in connection with this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms. In the event that Company gives Parent notice of an inaccuracy or failure to perform such that this Agreement would be subject to termination pursuant to Section 8.1(b)(iv), Parent shall cause Merger Sub to not consummate the Offer until such inaccuracy or failure to perform is cured.

         8.3 Fees and Expenses.

         (a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Parent and Company shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, in relation to the printing, filing and mailing of the Schedule TO and the Schedule 14D-9 and any amendments or supplements thereto.

         (b) Company Payments. If this Agreement is terminated by Parent or Company, as applicable, prior to the Effective Time pursuant to Sections 8.1(b)(i) or (ii) or Section 8.1(c), Company shall promptly, but in any event no later than two days after the date of such termination, pay Parent a fee equal to $22,600,000 in immediately available funds (the "TERMINATION FEE"); provided, that in the case of a termination under Section 8.1(b)(i) or (ii) prior to which no Triggering Event has occurred, (i) such payment shall be made only if (A) following the date of this Agreement and prior to the termination of this Agreement, any Acquisition Proposal shall have been publicly announced or shall have become publicly known, and (B) within 12 months following the termination of this Agreement, either a Company Acquisition (as defined below) is consummated, or Company enters into an agreement providing for a Company Acquisition and such Company Acquisition is later consummated, and (ii) such payment shall be made promptly, but in any event no later than two days after the consummation of such Company Acquisition. Company acknowledges that the agreements contained in this Section 8.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if Company fails to pay in a timely manner the amounts due pursuant to this Section 8.3(b), and, in order to obtain such payment, Parent makes a claim that results in a judgment against Company, Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 8.3(b) at the prime rate Bank of America N.T. and S.A. in effect on the date such payment was required to be made. Parent agrees that the payment provided for in this Section 8.3(b) shall be the sole and exclusive remedy of Parent and Merger Sub upon termination of this Agreement where such fee has been paid, and such remedies shall be limited to the sum stipulated in this Section 8.3(b), regardless of the circumstances giving rise to such termination; provided, however, that nothing herein shall relieve the Company from liability for the willful breach of, or fraud in connection with, any of its representations, warranties, covenants or agreements set forth in this Agreement.

         For the purposes of this Agreement, "COMPANY ACQUISITION" shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a sale or other disposition by Company of a business or assets representing 40% or more of the consolidated net revenues, net income or assets of Company immediately prior to such sale; (ii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing 40% or more of any class of equity securities of Company; or (iii) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Company (other than a transaction in which Company is the Parent and in which the current Company stockholders retain more than 60%, directly or indirectly, of the surviving or successor corporation); it being understood that a widely distributed offering of Company Common Stock shall not constitute a Company Acquisition.

         8.4 Amendment.

         Subject to applicable Law and to Section 1.3(c), this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent and Company.

         8.5 Extension; Waiver.

         At any time prior to the Effective Time any party hereto may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Non-Survival of Representations and Warranties.

         The representations, warranties and covenants of Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

         9.2 Notices.

         All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

         (a) if to Parent or Merger Sub, to:

                 Agilent Technologies, Inc.
                 395 Page Mill Road
                 Palo Alto, California 94303-0870
                 Attention: General Counsel
                 Telecopy No.: (650) 752-5742

                 with copies to:

                 Wilson Sonsini Goodrich & Rosati
                 Professional Corporation
                 650 Page Mill Road
                 Palo Alto, California 94304-1050
                 Attention: Larry W. Sonsini, Esq.
                            John T. Sheridan, Esq.
                 Telecopy No.: (650) 493-6811

                 and

                 Wilson Sonsini Goodrich & Rosati
                 Professional Corporation
                 One Market
                 Spear Tower, Suite 3300
                 San Francisco, California 94105
                 Attention: Steve L. Camahort, Esq.
                 Telecopy No.: (415) 947-2099

         (b) if to Company, to:

                 Objective Systems Integrators, Inc.
                 101 Parkshore Drive
                 Folsom, California 95630
                 Attention: General Counsel
                 Telecopy No.: (916) 353-5060

                 with a copy to:

                 Morrison & Foerster LLP
                 400 Capital Mall, Suite 2300
                 Sacramento, California 95814
                 Attention: Charles S. Farman, Esq.
                 Telecopy No.: (916) 448-3222

         9.3 Interpretation; Knowledge.

         (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "INCLUDE," "INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "WITHOUT LIMITATION." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "THE BUSINESS OF" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

         (b) For purposes of this Agreement, the term "KNOWLEDGE" means with respect to a party hereto, with respect to any matter in question, actual knowledge of the executive officers or directors of such party.

         (c) The word "AGREEMENT" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding.

         (d) For purposes of this Agreement, the term "PERSON" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

         (e) When used in connection with Parent or Company, as the case may be, the term "MATERIAL ADVERSE EFFECT" means any change or effect that, individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of such entity and its subsidiaries, taken as a whole, or on the ability of such entity to consummate the Offer or the Merger, but other than those adverse effects occurring directly and primarily as a result of (i) the execution and public announcement of this Agreement, the pendency of this Agreement or the consummation of the transactions contemplated hereby (including, without limitation, loss of customers, vendors, suppliers or employees directly and primarily resulting therefrom) or (ii) general market or industry conditions (including, without limitation, any change in trading prices of the Company's outstanding publicly-traded equity securities resulting from the events described in clauses (i) and (ii) above).

         9.4 Counterparts.

         This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         9.5 Entire Agreement; Third Party Beneficiaries.

         This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Schedule and the Parent Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder.

         9.6 Severability.

         In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         9.7 Other Remedies; Specific Performance.

         Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         9.8 Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

         9.9 Rules of Construction.

         The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         9.10 Assignment.

         No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         9.11 WAIVER OF JURY TRIAL.

         EACH OF PARENT, COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                                      *****

         The foregoing Agreement is hereby executed as of the date first above written.

                                      "PARENT"

                                      AGILENT TECHNOLOGIES, INC.,
                                      a Delaware corporation

                                      By:/s/ John Eaton
                                      Name: John Eaton
                                      Title: Vice President


                                      "MERGER SUB"

                                      TAHOE ACQUISITION CORP.,
                                      a Delaware corporation

                                      By: /s/  John Eaton
                                      Name: John Eaton
                                      Title: Vice President

                                      "COMPANY"

                                      OBJECTIVE SYSTEMS INTEGRATORS,
                                      INC.,
                                      a Delaware corporation

                                      By: /s/ Philip N. Cardman
                                      Name: Philip N. Cardman
                                      Title: Vice President, General Counsel &
                                             Secretary

                                     ANNEX A

         Certain Conditions of the Offer. Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) the Parent's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Agreement), the Parent shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to the Parent's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may terminate or amend the Offer as to any Shares not then paid for, if (i) any applicable waiting period under the HSR Act or any Foreign Filing has not expired or terminated, (ii) the Minimum Condition has not been satisfied, or
(iii) at any time on or after the date of the Agreement and before the time of acceptance for payment for any such Shares, any of the following events shall occur or shall be determined by the Parent to have occurred:

         (a) there shall be threatened or pending any suit, action or proceeding by any Governmental Entity against the Parent, Merger Sub, the Company or any subsidiary of the Company (i) seeking to prohibit or impose any material limitations on Parent's or Merger Sub ownership or operation (or that of any of their respective subsidiaries or affiliates) of all or a material portion of their or the Company's businesses or assets, or to compel Parent, Merger Sub or their respective subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective subsidiaries, in each case taken as a whole, (ii) challenging the acquisition by Parent or Merger Sub of any Shares under the Offer or pursuant to the Stockholder Agreements, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by this Agreement or the Company Tender and Voting Agreements (including the voting provisions thereunder), or seeking to obtain from the Company, Merger Sub or the Parent any damages that are material in relation to the Company and its subsidiaries taken as a whole, (iii) seeking to impose material limitations on the ability of Merger Sub, or render Merger Sub unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer and the Merger or (iv) seeking to impose material limitations on the ability of the Parent or Merger Sub effectively to exercise full rights of ownership of the Shares, including, without limitation, the right, to vote the Shares purchased by it on all matters properly presented to the Company's stockholders;

         (b) there shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, or deemed applicable, pursuant to an authoritative interpretation by or on behalf of a Government Entity, to the Offer or the Merger, or any other action shall be taken by any Governmental Entity, other than the application to the Offer or the Merger of applicable waiting periods under the HSR Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (iv) of paragraph (a) above;

         (c) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the NYSE or in the Nasdaq, for a period in excess of 24 hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory),
(iii) a declaration of war by the United States or (iv) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; (d) there shall have occurred and be continuing any Material Adverse Effect with respect to the Company; (e) a Triggering Event; (f) any of the representations and warranties of the Company set forth in this Agreement shall fail to be true and correct or as of the date of this Agreement or as of the scheduled expiration of the Offer, to an extent that would entitle Parent to terminate this Agreement pursuant to Section 8.1(b)(iv)(A) (disregarding for this purpose the notice and cure provisions thereof); (g) the Company shall have failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or covenant of the Company to be performed or complied with by it under this Agreement; or (h) the Agreement shall have been terminated in accordance with its terms which in the reasonable good faith judgment of Parent or Merger Sub, in any such case, and regardless of the circumstances (including any action or inaction by Parent or Merger Sub) giving rise to such condition makes it inadvisable to proceed with the Offer and/or with such acceptance for payment of or payment for Shares.

         The foregoing conditions are for the sole benefit of Parent and Merger Sub and may be waived by Parent or Merger Sub, in whole or in part at any time and from time to time in the sole discretion of Parent or Merger Sub. The failure by Parent or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                    EXHIBIT A

                       FORM OF TENDER AND VOTING AGREEMENT

         TENDER AND VOTING AGREEMENT (this "Agreement"), dated as of November 24, 2000, by and among Agilent Technologies, Inc., a Delaware corporation ("Parent"), Tahoe Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Parent, and each of the individuals listed on the Signature Pages hereto (each in his individual capacity, a "Stockholder", and collectively, the "Stockholders").

         WHEREAS, each of the Stockholders is, as of the date hereof, the record and beneficial owner of the shares of common stock, par value $0.001 per share (the "Common Stock"), of Objective Systems Integrators, Inc., a Delaware corporation (the "Company"), set forth on Annex I hereto;

         WHEREAS, Parent, Purchaser and the Company concurrently herewith are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; capitalized terms used but not defined herein have the meanings ascribed to such terms in the Merger Agreement), which provides, among other things, for the acquisition of the Company by Parent by means of a cash tender offer (the "Offer") by Purchaser for all of the outstanding shares of Common Stock and for the subsequent merger (the "Merger") of Purchaser with and into the Company upon the terms and subject to the conditions set forth in the Merger Agreement; and

         WHEREAS, as a condition to the willingness of Parent and Purchaser to enter into the Merger Agreement, and in order to induce Parent and Purchaser to enter into the Merger Agreement, the Stockholders have agreed to enter into this Agreement.

         NOW, THEREFORE, in consideration of the execution and delivery by Parent and Purchaser of the Merger Agreement and the foregoing and the mutual representations, warranties, covenants and agreements set forth herein and therein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Representations and Warranties of the Stockholder. Stockholder (i) is the beneficial owner of the shares of Company Common Stock and the options and warrants to purchase shares of Common Stock, if any, of the Company indicated on the final page of this Agreement, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances that, in each case, would deprive Parent of the benefits of this Agreement; (ii) does not beneficially own any securities of the Company other than the shares of Company Common Stock and options and warrants to purchase shares of Common Stock of the Company indicated on the final page of this Agreement; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the proxy contained herein.

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         SECTION 2. Purchase and Sale of the Shares. Each of the Stockholders
hereby agrees that he shall tender his Shares into the Offer promptly, and in any event no later than the tenth business day following the commencement of the Offer pursuant to Section 1.1 of the Merger Agreement, and that such Stockholder shall not withdraw any Shares so tendered unless (i) the Offer is terminated or has expired or (ii) this Agreement is terminated pursuant to Section 8 hereof. Purchaser hereby agrees to purchase all the Shares so tendered at a price per Share equal to $17.75 per Share or any higher price that may be paid in the Offer; provided, however, that Purchaser's obligation to accept for payment and pay for the Shares in the Offer is subject to all the terms and conditions of the Offer set forth in the Merger Agreement and Annex A thereto.

         SECTION 3. Transfer of the Shares. Prior to the termination of this Agreement, except as otherwise provided herein, none of the Stockholders shall:
(i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Shares; (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Shares or any interest therein; (iii) grant any proxy, power-of-attorney or other authorization or consent in or with respect to the Shares; (iv) deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares; or (v) take any other action that would in any way restrict, limit or interfere with the performance of such Stockholder's obligations hereunder or the transactions contemplated hereby. Notwithstanding the foregoing, a Stockholder may transfer his Shares to the Stockholder's spouse, ancestors, descendants or a trust for any of their benefit; provided, however, that in any such case, each person to which any of such Shares or any interest in any of such Shares is or may be transferred shall have (a) executed a counterpart to this Tender and Voting Agreement and (b) agreed to hold such Shares or interest in such Shares subject to all of the terms and provisions of this Agreement.

         SECTION 4. Grant of Irrevocable Proxy; Appointment of Proxy.

         (a) Subject to Section 8 hereof, each of the Stockholders hereby irrevocably grants to, and appoints, Parent and any nominee thereof, its proxy and attorney-in-fact (with full power of substitution), for and in the name, place, and stead of such Stockholder, to vote his Shares, or grant a consent or approval in respect of his Shares, in connection with any meeting of the Stockholders of the Company (i) in favor of the Merger, and (ii) against any action or agreement which would impede, interfere with or prevent the Merger, including any Acquisition Proposal. This Agreement is intended to bind Stockholder as a stockholder of Company only with respect to the specific matters set forth herein.

         (b) Each of the Stockholders represents that any proxies heretofore given in respect of the Shares are not irrevocable, and that such proxies are hereby revoked.

         (c) Subject to Section 8 hereof, each of the Stockholders hereby affirms that the proxy set forth in this Section 4 is irrevocable and is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure

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the performances of the duties of such Stockholder under this Agreement. Each
Stockholder hereby further affirms that the irrevocable proxy granted hereby is coupled with an interest in the Shares and, except as set forth in Section 8 hereof, is intended to be irrevocable in accordance with the provisions of
Section 212(e) of the Delaware General Corporation Law.

         SECTION 5. Certain Events. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Common Stock or the acquisition of additional shares of Common Stock or other securities or rights of the Company by any Stockholder, the number of Shares shall be adjusted appropriately, and this Agreement and the rights and obligations hereunder shall attach to any additional shares of Common Stock or other securities or rights of the Company issued to or acquired by any such Stockholder.

         SECTION 6. Certain Other Agreements. From and after the date of this Agreement until the Effective Time or termination of the Merger Agreement pursuant to Article VIII thereof, no Stockholder will, nor will any Stockholder authorize or permit any of such Stockholder's affiliates or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction.

         SECTION 7. Further Assurances. Each of the Stockholders shall, upon request of Parent or Purchaser, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent or Purchaser to be necessary or desirable to carry out the provisions hereof and to vest in Parent the power to vote the Shares as contemplated by Section 4 hereof.

         SECTION 8. Termination. Except as otherwise provided in this Agreement, this Agreement, and all rights and obligations of the parties hereunder, including the proxy delivered herein, shall terminate immediately upon the earlier of (i) the termination of the Merger Agreement in accordance with its terms or (ii) the Effective Time; provided, however, that Sections 9 and 11 shall survive any termination of this Agreement.

         SECTION 9. Expenses. All fees and expenses incurred by any one party hereto shall be borne by the party incurring such fees and expenses.

         SECTION 10. Public Announcements. Each of the Stockholders, Parent and Purchaser agrees that it will not issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party, which consent shall not be unreasonably


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withheld or delayed; provided, however, that such disclosure can be made without obtaining such prior consent if (i) the disclosure is required by law, and (ii) the party making such disclosure has first used its best efforts to consult with the other party about the form and substance of such disclosure.

         SECTION 11. Miscellaneous.

         (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

         (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         (d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

         (e) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                  If to Parent:        Agilent Technologies, Inc.
                                       395 Page Mill Road
                                       Palo Alto, California 94303-0870
                                       Attention: General Counsel
                                       Telecopy No.: (650) 752-5742

                  With copies to:      Wilson Sonsini Goodrich & Rosati
                                       Professional Corporation
                                       650 Page Mill Road
                                       Palo Alto, California 94304
                                       Attention:  Larry W. Sonsini, Esq.
                                                   John T. Sheridan, Esq.
                                       Facsimile No.: (650) 493-6811

                  And                  Wilson Sonsini Goodrich & Rosati
                                       Professional Corporation
                                       One Market
                                       Spear Tower, Suite 3300
                                       San Francisco, California 94105
                                       Attention:        Steve L. Camahort, Esq.
                                       Facsimile No.:  (415) 947-2099

         If to the Stockholder: To the address for notice set forth on the signature page hereof.

                   With a copy to:     Morrison & Foerster LLP
                                       400 Capitol Mall, Suite 2300
                                       Sacramento, California 95814
                                       Attention: Charles S. Farman
                                       Telecopy No.:    (916) 448-3222

         (f) Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflicts of law principles thereof.

         (g) Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

         (h) Effect of Headings. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

         (i) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         (j) Action in Stockholder Capacity Only. The Stockholder makes no agreement or understanding herein in any capacity other than his capacity as a record holder and beneficial owner of Shares and nothing herein shall limit or affect any action taken in any other capacity as an officer or director of the Company.

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The foregoing Agreement is hereby executed as of the date first above written.

                                     "PARENT"

                                      AGILENT TECHNOLOGIES, INC.,
                                      a Delaware corporation

                                      By:_________________________

                                      Name: John Eaton
                                      Title: Vice President


                                      "MERGER SUB"

                                      TAHOE ACQUISITION CORP.,
                                      a Delaware corporation

                                      By:

                                      Name: John Eaton
                                      Title: Vice President
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                                      STOCKHOLDER

                                      Signed:


                                      Name: ______________________
                                      Its:  ______________________